- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Section 240.14a-11(c) or Section
         240.14a-12
                  SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
                (Name of registrant as specified in its charter)

                               LAWRENCE J. GAGNON
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
         (4) Proposed maximum aggregate value of transaction:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount previously paid:
        (2) Form, schedule or registration statement no.:
        (3) Filing party:
        (4) Date filed:
- --------------------------------------------------------------------------------
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

                                  [LETTERHEAD]
                                                                  March 21, 1994
TO OUR COMMON SHAREHOLDERS:

     Here are your Proxy, Proxy Statement, Notice of Annual Meeting and Annual Report.

     You are cordially invited to attend the Annual Shareholders Meeting on April 19, 1994, at 2:00 p.m. at the McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan (see map on back). The Proxy Statement and Notice of Annual Meeting describe the formal matters to be acted upon at the meeting. In addition, we will discuss current matters concerning the Company and review the Company's operation during the past year. Light refreshments will be served after the meeting.

     We feel that representation of your shares at the meeting is very important and urge you to date, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY in the envelope furnished, whether or not you plan to attend the meeting. If you do attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

     I hope you will find it possible to attend the meeting.

                                       Sincerely,

                                       [SIG.]

                                       Ward N. Kirby, President and C.E.O.

                                  [LETTERHEAD]
                NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                          TO BE HELD ON APRIL 19, 1994

To the Common Shareholders of

     SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.

     NOTICE IS HEREBY GIVEN pursuant to call by the Board of Directors of the Company in accordance with the laws of Michigan that the Annual Meeting of Shareholders of Southeastern Michigan Gas Enterprises, Inc. (the Company) will be held at the McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan, on Tuesday, April 19, 1994 at 2:00 p.m., for the following purposes:

           I. To elect four members to the Board of Directors.

          II. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Common Shareholders of record at the close of business on February 21, 1994, will be entitled to notice of and to vote at the meeting or at any adjournment thereof.

     Whether or not you expect to attend the meeting, please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                          By order of the Board of Directors

                                          [SIG.]

                                          Lawrence J. Gagnon, Secretary

                                  [LETTERHEAD]

                                PROXY STATEMENT

     The enclosed proxy, mailed on or about March 21, 1994, is solicited on behalf of the Board of Directors of Southeastern Michigan Gas Enterprises, Inc. (the Company) for use at the Annual Meeting of the Shareholders of the Company on Tuesday, April 19, 1994, at 2:00 p.m., and any adjournments thereof.

     A Shareholder giving the enclosed proxy (or his authorized representative) may revoke it any time before it is exercised by executing a subsequent proxy, or by oral or written notice to the Company or by voting in person at the meeting.

     The Company will bear the cost of management soliciting proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to mailings, proxies may be solicited by personal interview, telephone or telegraph by certain of the Company's employees without compensation. The Company may also retain and compensate one or more outside organizations to assist in soliciting proxies.

     A copy of the Company's 1993 Annual Report is enclosed.

              STOCK OUTSTANDING, VOTING RIGHTS AND VOTES REQUIRED

     Only Common Shareholders of record on the Company's stock transfer books at the close of business on February 21, 1994 (the record date) will be entitled to vote at the meeting.

     The Company had approximately 10,491,000 shares of Common Stock, $1 Par Value (Common Shares), outstanding on the record date. A majority of the Common Shares entitled to vote constitutes a quorum.

     Common Shareholders are entitled to cumulative voting for directors. Each Common Shareholder may cast a number of votes equal to the number of shares held on the record date multiplied by the number of directors to be elected. The shareholder may cast all votes for a single director or distribute them among the directors to be voted for, as the shareholder sees fit.

     To the Company's knowledge, only the following persons own beneficially more than 5% of the common stock as of the record date:

                                                                                    NUMBER
                                                                                  OF SHARES
         TITLE OF                             NAME AND ADDRESS                   BENEFICIALLY     PERCENT OF
           CLASS                            OF BENEFICIAL OWNER                     OWNED            CLASS
- ---------------------------    ----------------------------------------------    ------------     -----------
Common Stock, $1 Par Value     Southeastern Michigan Gas Enterprises, Inc.            806,123*        7.7%
                               Employee Stock Ownership Trust
                               405 Water Street
                               Port Huron, Michigan 48060

- ---------------------
(*) The Company's Employee Stock Ownership Trust (ESOT) has the following trustees: Ward N. Kirby, George T. Ferris, Robert F. Caldwell, D. Kent Herzer and Agnes M. Myron. The shares held by the ESOT will be voted by the individual participant to the extent such shares are allocated to the participant's account. The Trustees have the power to sell shares in the ESOT and can vote unallocated shares (approximately 7,980 shares).

     Management's security ownership as of the record date is:

                                                                                   AMOUNT AND
                                                                                    NATURE OF
                                                               NAME OF             BENEFICIAL       PERCENT OF
                         TITLE OF CLASS                   BENEFICIAL OWNER        OWNERSHIP(1)        CLASS
            ---------------------------------------- ---------------------------  -------------     ----------
            Common Stock, $1 Par Value               Directors and Nominees --
                                                     Frank G. Andreoni                14,304           *
                                                     Daniel A. Burkhardt                 500           *
                                                     Robert F. Caldwell               11,918(2)        *
                                                     George T. Ferris                220,167            2.1
                                                     John T. Ferris(3)                14,447           *
                                                     Michael O. Frazer                 4,791           *
                                                     Ward N. Kirby                     6,263(2)        *
                                                     Harvey I. Klein                     403           *
                                                     William March                     1,992           *
                                                     Edith A. Stotler                    781           *
                                                     Robert J. Thomson                83,957           *
                                                     John W. Wirtz                    11,508           *
                                                     All directors and
                                                       officers as a group           378,185(2)         3.6
            Cumulative Preferred Stock of            Directors and Nominees --
              Subsidiary --
            Southeastern Michigan Gas Company        Robert F. Caldwell                   43           *
                                                     Ward N. Kirby                        32           *
                                                     All directors and
                                                       officers as a group                75           *

- ---------------------
* Less than one percent.

(1) Each of the identified beneficial owners has sole voting and investment power as to all of the shares shown with the exception of those held by certain officers and directors jointly with their spouses or directly by their spouses, minor children, or certain other relatives, and with the exceptions described in (2) below. None of the shares shown is a share as to which the person shown as the beneficial owner has the right to acquire beneficial ownership in the future.

(2) Inclusive of the individual's beneficial interest in shares held by ESOT as follows:

                                                                                           COMMON SHARES
                                                 NAME                                      HELD BY ESOT
              ---------------------------------------------------------------------------  -------------
              Ward N. Kirby..............................................................       3,348
              Robert F. Caldwell.........................................................       7,326
              All directors and officers as a group......................................      15,474

    Such persons may vote their shares held by ESOT. Such persons have no investment power as to the shares held by the ESOT except for certain limited rights of diversification required to be granted under the Internal Revenue Code.

(3) Mr. John T. Ferris is the son of George T. Ferris, who retires as a director effective April 19, 1994.

                      RESPECTING THE ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for three classes of directors. The term of office of each class is three years and the term of one class expires each year. The Company's Bylaws provide for a Board of Directors with eleven members. The classes will be comprised of as nearly equal a number of directors as possible. Therefore, approximately one-third of the Board of Directors will be elected at each Annual Meeting of Shareholders. In case of a vacancy in the Board of Directors, the remaining Directors, by a majority vote, could elect a successor to serve until the next election of the class for which the director was chosen.

     Four directors are to be elected at this Annual Meeting, each to hold office for a term of three years or until his successor shall have been fully elected and qualified. It is the intention of the persons named in the enclosed Form of Proxy, unless otherwise instructed by the shareholder, to vote for the election of the persons listed below.
                                   John T. Ferris
                                   Michael O. Frazer
                                   Edith A. Stotler
                                   Robert J. Thomson

     Management does not contemplate that any nominee will become unavailable for any reason. Should that occur before the meeting, however, proxies will be voted for another person selected by management.

     The persons named in the enclosed proxy form also reserve the right to vote the proxies cumulatively and for less than all of management's nominees, but do not intend to do so unless other nominees are nominated at the meeting. In any case, the proxies will not vote for any nominees other than those named, unless a nominee becomes unavailable as described above.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

                                NAME, POSITION WITH THE COMPANY* AND                                             DIRECTOR
                             BUSINESS EXPERIENCE DURING PAST FIVE YEARS                                  AGE      SINCE*
- -----------------------------------------------------------------------------------------------------    ---     --------
NOMINEES
John T. Ferris.......................................................................................    43          --
  Senior Partner in law firm of Ferris & Schwedler, P.C. in Bad Axe, Michigan, former prosecutor for
  Huron County, Michigan.
Michael O. Frazer....................................................................................    55        1986
  Director of the Company; Attorney.
Edith A. Stotler.....................................................................................    47        1987
  Director of the Company; Partner, Stotler Grain Company; President, Homer Grain Company since 1990;
  Vice President and Director, Utilities Group, Canadian Imperial Bank of Commerce, Inc., Chicago,
  Illinois from December 1988 to February 1990 and Assistant General Manager -- Utilities Group prior thereto.
Robert J. Thomson....................................................................................    66        1964
  Chairman of the Board of Directors of the Company; Retired as President of the Company in April
  1993.
OTHER DIRECTORS (TERMS EXPIRING 1995)
Robert F. Caldwell...................................................................................    38        1992
  Director of the Company; Executive Vice President of the Company since April 1993, Senior Vice
  President of the Company from April 1991 to April 1993, Vice President from February 1989 to April
  1991, Secretary from January 1985 to February 1991, Treasurer from January 1985 to February 1989.
Ward N. Kirby........................................................................................    54        1992
  Director of the Company; President of the Company since April 1993, Executive Vice President of the
  Company from April 1991 to April 1993, Vice President from February 1989 to April 1991, President of Southeastern Michigan Gas Company from April 1986 to February 1989.
John W. Wirtz........................................................................................    68        1979
  Director of the Company; Chairman and C.O.O. since 1991 and prior thereto President and C.E.O. of
  Wirtz Manufacturing Co., Inc. at Port Huron, Michigan, a manufacturer of battery equipment and rubber molds.
OTHER DIRECTORS (TERMS EXPIRING 1996)
Frank G. Andreoni....................................................................................    64        1978
  Director of the Company; Port Huron City President of Michigan National Bank.
Daniel A. Burkhardt..................................................................................    46        1993
  Associated with Edward D. Jones & Co., a securities brokerage firm, since 1978; Principal in
  Investment Banking Department of Jones; Member of Jones' Investment Policy Committee; Director of:
  Essex County Gas Co., Galaxy Cablevision Management, Dial Real Estate Investment Trust and St.
  Joseph Light & Power Co.
Harvey I. Klein......................................................................................    54        1993
  Employed by Ford Motor Company since 1962 in positions of increasing responsibility including most recently Manager of Ford's Advanced Vehicle and Safety Planning Department, which includes Ford's
  Alternative Fuels Engineering and Planning Department.
William March........................................................................................    68        1990
  Director of the Company; President of Peninsular Gas Company, a gas utility serving a portion of the upper peninsula of Michigan.

- ---------------------
(*) Includes time prior to 1977 as director of subsidiary and predecessor company, Southeastern Michigan Gas Company. Other than Messrs. Thomson, Kirby and Caldwell, each director's and nominee's principal employment is and has been with a company which is not affiliated with the Company.

                            OTHER EXECUTIVE OFFICERS

     Marcia M. Chmielewski (age 35) was elected Treasurer and Assistant Secretary of the Company on August 20, 1992. She served as Assistant Secretary-Assistant Treasurer since October 18, 1990, and has been with the Company in other capacities since 1986.

     Lawrence J. Gagnon (age 47) was elected Secretary and General Counsel of the Company effective February 1, 1991. Prior thereto he was a partner in the law firm of Loomis, Ewert, Ederer, Parsley, Davis and Gotting and acted as outside counsel to the Company since 1977.

     Gary E. Olmstead (age 37) was elected Director, Audit and Corporate Services of the Company on August 20, 1992. He served as Treasurer and Assistant Secretary since February 22, 1989, and as Assistant Secretary-Assistant Treasurer since January 1, 1988, and has been with the Company and Southeastern Michigan Gas Company in other capacities since 1981.

     The term of each executive officer expires April 19, 1994, or when a successor is elected and qualified.

                  CERTAIN BUSINESS RELATIONSHIPS OF DIRECTORS

     In January 1994 the Company issued 747,500 shares of Common Stock in a public offering. Edward D. Jones & Co. acted as one member of the selling group for this offering and sold 75,000 of these shares. Mr. Burkhardt is a Principal of Jones' Investment Banking Department and a member of Jones' Investment Policy Committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Audit Committee members are Frank G. Andreoni, Chairman, George T. Ferris, Michael O. Frazer and Harvey I. Klein. The committee held 3 formal meetings in 1993. The Audit Committee's functions are primarily to review with the independent public accountants and the Company's internal auditors their respective reports and audit findings and the scopes and plans of their future audit programs and to meet with the officers of the Company and separately with the independent public accountants and with the internal auditors to review annual financial statements, accounting and financial controls and compliance with appropriate codes of conduct. The committee also recommends to the Board the independent public accountants.

     The Company's Executive Compensation Committee members are John W. Wirtz, Chairman, Frank G. Andreoni, William March and Edith A. Stotler. The committee held 6 formal meetings in 1993. The Executive Compensation Committee, after review and analysis of available data, recommends compensation of Executive Officers and Directors to the Board of Directors.

     The Company's Nominating Committee members are Edith A. Stotler, Chairman, Daniel A. Burkhardt and John W. Wirtz. The committee held 3 meetings in 1993. The functions of the Nominating Committee are to recommend to the Board: directors to serve as chairmen and members of the Board committees, candidates to serve as trustees of employee benefit plan trusts, candidates to fill Board vacancies, the slate of director candidates for shareholder approval, personal qualifications criteria for Board membership and general criteria regarding Board committee composition. Recommendations by shareholders of candidates for Board membership will be considered by the Nominating Committee. Such recommendations should be sent to the Nominating Committee of the Board of Directors at 405 Water Street, Port Huron, Michigan 48060.

     The Board of Directors held 7 meetings during 1993. Each director attended 75% or more of the total meetings of the board and the committees on which each served in 1993.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     Only the following four executive officers of the Company had salary and bonus exceeding $100,000 in 1993.

                 NAME AND PRINCIPAL                                                        OTHER ANNUAL         ALL OTHER
                      POSITION                         YEAR     SALARY(1)    BONUS(2)     COMPENSATION(3)    COMPENSATION(4)
- ----------------------------------------------------   -----    ---------    ---------    ---------------    ---------------
Ward N. Kirby, President and CEO....................    1993    $ 192,400    $  64,251        $ 2,590            $ 8,912
                                                        1992    $ 181,000    $  46,527        $ 2,590            $ 8,580
                                                        1991    $ 146,500    $  47,484        $ 2,590            $ 7,196
Robert J. Thomson, Retired President and CEO........    1993    $ 120,400    $  35,011        $     0            $ 7,638
                                                        1992    $ 292,600    $  93,547        $ 7,740            $ 8,841
                                                        1991    $ 276,000    $ 106,966        $ 7,740            $ 8,520
Robert F. Caldwell, Executive Vice President and
  COO...............................................    1993    $ 167,800    $  53,483        $ 1,008            $ 7,990
                                                        1992    $ 158,000    $  38,071        $ 1,008            $ 7,694
                                                        1991    $ 131,250    $  39,950        $ 1,008            $ 6,535
Lawrence J. Gagnon, Vice President, Secretary and
  General Counsel...................................    1993    $ 117,600    $  39,778        $ 1,841            $ 5,353
                                                        1992    $ 111,000    $  20,610        $ 1,841            $ 5,234
                                                        1991    $  91,700    $  25,409        $ 1,841            $ 2,736

- ---------------------
(1) Actual salary earned during the year. Messrs. Kirby, Caldwell and Gagnon received base salary increases when promoted to their present positions as President, Executive Vice President and Vice President, respectively, on April 20, 1993. Mr. Gagnon began employment on February 1, 1991.

(2) Cash incentive earned during the year pursuant to the Company's incentive plan then in effect and bonus paid to reimburse the premium cost of a $250,000 whole life insurance policy.

(3) Amount paid to reimburse the executive for taxes relating to the bonus for life insurance discussed in the preceding note.

(4) Portion of the Company's contribution to the Employee Stock Ownership Trust which is applicable to the executive plus the cost to the Company of maintaining a term life insurance policy on the life of the executive.

EMPLOYMENT CONTRACTS

     Each of the above executive officers (except Mr. Thomson) is a party to an employment agreement with the Company. Each employment agreement provides for a lump sum payment to the executive officer if the Company terminates the executive's employment other than for "cause" or if the executive resigns due to a required relocation of personal residence or a reduction in base salary. "Cause" is limited to certain intentional misconduct. The lump sum payment will equal the executive's present salary for the remainder of the term of the agreement, provided that not less than six nor more than twelve months salary shall be paid. The Company also agrees to continue insurance, medical, dental and similar benefit plans for the term of the agreement. Certain other limitations apply. In addition, the agreements give each officer the right to resign in case of a change of control and receive severance compensation equal to 2.99 times his average annual compensation over the last five years.

PENSION PLAN

     The Company retirement plan is a non-contributory plan. Substantially all employees are eligible to participate. All above-named executive officers participate. The plan covers base salary excluding overtime, bonuses, etc., and is based on three years average salary.

     Under the retirement plan, at normal retirement (age 65) a member will receive an annual retirement income equal to 1.5% of his highest average earnings over a three-year period multiplied by years of credited service prior to November 1, 1970 and 1.75% of such average earnings multiplied by years of credited service after October 31, 1970. As of January 1, 1994, Messrs. Kirby, Caldwell and Gagnon had 19, 14 and 3 years of credited service, respectively. Mr. Thomson retired in 1993 with 34 years of service. The following table is meant to illustrate the level of annual retirement incomes available under the plan at normal retirement age, based on the accrual rate for years of service after October 31, 1970 and the highest three year average annual remuneration.

                                                             YEARS OF CREDITED SERVICE
   ANNUAL        ------------------------------------------------------------------------------------------------------------------
REMUNERATION          5                10               15               20               25               30               35
- ------------     ------------     ------------     ------------     ------------     ------------     ------------     ------------
  90,000                7,875           15,750           23,625           31,500           39,375           47,250           55,125
 120,000               10,500           21,000           31,500           42,000           52,500           63,000           73,500
 150,000               13,125           26,250           39,375           52,500           65,625           78,750           91,875
 180,000               15,750           31,500           47,250           63,000           78,750           94,500          110,250
 210,000               18,375           36,750           55,125           73,500           91,875          110,250          128,625
 270,000               23,625           47,250           70,875           94,500          118,125          141,750          165,375
 300,000               26,250           52,500           78,750          105,000          131,250          157,500          183,750


   ANNUAL
REMUNERATION       40
- ------------  ------------
  90,000            63,000
 120,000            84,000
 150,000           105,000
 180,000           126,000
 210,000           147,000
 270,000           189,000
 300,000           210,000

     Employees who are directors receive no additional compensation for service as directors. All other directors were paid $1,000 per month and $550 for each directors' meeting attended in 1993 except that the chairman of the board was paid $2,000 per month and $750 per meeting attended after retiring as an employee. Non-employee directors received $550 for each committee meeting attended except that committee chairmen were paid $750. Non-employee directors also receive $3,000 per year in the form of deferred compensation.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As previously mentioned, Ms. Stotler and Messrs. Wirtz, March and Andreoni are members of the Executive Compensation Committee. The Company from time to time makes short-term and long-term borrowings from Michigan National Bank, of which Mr. Andreoni is Port Huron City President. During 1993, the maximum amount of such indebtedness at any one time outstanding was $35,000,000 at an interest rate of approximately 4.0% per annum which was used for working capital for the Company and its subsidiaries. Such borrowings were at rates considered to be competitive and were on terms and conditions similar to other like loans made by such bank. At December 31, 1993 the outstanding indebtedness to such bank was $17,650,000.

     Prior to his retirement as Chief Executive Officer in April 1993, Mr. Thomson served as a member of the Executive Compensation Committee. While Mr. Thomson was allowed to participate in most Executive Compensation Committee discussions, he could not vote on any matters before that Committee.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, the following report and the Performance Graph shall not be deemed to be incorporated by reference into any such filings except to the extent that they are specifically incorporated.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee (ECC) is responsible for recommending to the full Board the pay rates of the executive officers. The ECC is composed of four non-employee directors. The ECC has adopted a strategy to adjust all compensation elements for an executive to reflect an average of compensation packages for executives with similar experience, responsibilities and authority in other companies. The elements of compensation include base salary, benefits, perquisites and incentive. An independent consulting firm was employed by the ECC to assist in developing and implementing this strategy and in developing an incentive plan. This plan is meant to provide an executive with an opportunity for above-average total compensation but only if his performance is above average and the corporate income targets, which also reward the shareholder, are achieved. This plan replaces the executive incentive plan which was in effect through 1991. The incentive plan for 1993 provided for cash bonuses to the Company's executives based on the degree of achievement of the Company's income target for 1993 which was established by the Board of Directors and the executive's individual performance which is monitored by the ECC. All the incentive awards for 1993 are included in the above compensation table in the "Bonus" column. The 1993 base salary amounts were determined by the

ECC after consultation with an outside consulting firm. Mr. Kirby's base salary was increased by 4% effective April 1993 when he was promoted to President.

                                           EXECUTIVE COMPENSATION COMMITTEE

                                           John W. Wirtz, Chair
                                           Frank G. Andreoni
                                           William March
                                           Edith A. Stotler

                               PERFORMANCE GRAPH

     The following graph compares cumulative total returns (assuming reinvestment of dividends). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.,
                               S&P 500 INDEX AND
          EDWARD D. JONES & CO. NATURAL GAS DISTRIBUTION COMPANY INDEX

                                 SOUTHEASTERN
      MEASUREMENT PERIOD         MICHIGAN GAS    EDJ UTILITIES
    (FISCAL YEAR COVERED)         ENTERPRISES      WEIGHTED      S&P 500 INDEX
1988                                       100             100             100
1989                                       124             134             132
1990                                       100             133             128
1991                                       120             161             166
1992                                       165             195             179
1993                                       215             227             197

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen & Co. have been the auditors for the Company and Southeastern Michigan Gas Company for over thirty (30) years and have been appointed by the Board of Directors to continue in that capacity during 1994. A member of Arthur Andersen & Co. will be available at the Shareholders Meeting to make a statement if he so desires and to answer appropriate questions.

                             SHAREHOLDER PROPOSALS

     A proposal to be included in the proxy statement or form of proxy for the Company's next annual meeting of shareholders must be received at the Company's principal executive office not later than November 18, 1994.

                                 OTHER BUSINESS

     The management of the Company knows of no matters other than those above stated which are to be brought before the meeting. However, if any other such matters should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matters.

     It is important that proxies be returned promptly to avoid unnecessary expenses. Therefore, all Common Shareholders (even those planning to attend the meeting) are urged, regardless of the number of shares of stock owned, to sign, date and return the enclosed proxy in the business-reply envelope, also enclosed. Shareholders attending in person may withdraw their proxies and vote in person.

                                           By order of the Board of Directors

                                           [SIG.]
                                           Lawrence J. Gagnon, Secretary

                                     [MAP]

                                   APPENDIX



Map on back cover shows area where meeting place will take place; and the specific street and building.

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
      SOUTHEASTERN                                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
      MICHIGAN GAS                                       DIRECTORS.
      ENTERPRISES, INC.            PROXY                 The undersigned hereby appoints Allan E. Peattie, Gary E.
      405 WATER STREET, PORT HURON, MICHIGAN 48060       Olmstead and Edward K. Corry, or any one of them, with
                                                         powers of substitution in each, proxies to vote all Common
                                                         Shares of SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC. (the
                                                         Company) which the undersigned may be entitled to vote at
                                                         the annual meeting of the Shareholders of the Company to be held Tuesday, April 19, 1994, and at all adjournments
                                                         thereof:

        I.  ELECTION OF DIRECTORS
            (CHECK ONLY ONE BOX)

            A. For all nominees  / /

            B. For none of the nominees  / /

            C. For all nominees except names crossed out  / /

               John T. Ferris    Michael O. Frazer    Edith A.
               Stotler    Robert J. Thomson

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     II. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

         Shares will be voted as specified. IF NO SPECIFICATION IS MADE SHARES WILL BE VOTED FOR THE BOARD OF DIRECTORS AS PROPOSED. If any other matters arise, the proxies or substitutes may vote according to their best judgment.

         Shareholder, please sign this proxy exactly as your name appears hereon, including the title "Executor", "Trustee", etc., if the same is indicated. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.

                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY CARD
                                              PROMPTLY USING THE ENCLOSED
                                              ENVELOPE. THANK YOU.

                                           Signature

                                           Signature if held jointly

                                             Dated:                  , 1994
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